                                                                    EXHIBIT 10.3

                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (the "Agreement") is effective as of October 11, 2002 (the "Effective Date"), by and among Delta Computec Inc., a New York corporation ("Seller"), NQL Inc., a Delaware corporation and sole shareholder of Seller ("Shareholder"), and ViewCast.com, Inc., a Delaware corporation ("Buyer").

                                    RECITALS:

         WHEREAS, Seller, Shareholder and Buyer entered into an Asset Purchase Agreement as of May 31, 2002, as approved pursuant to that certain Order of the United States Bankruptcy Court for the District of New Jersey dated August 7, 2002 (the "Order"; together with the Asset Purchase Agreement, the "Asset Purchase Agreement").

         WHEREAS, in order to induce Buyer to enter into the Asset Purchase Agreement and to pay the Purchase Price (as defined in the Asset Purchase Agreement), pursuant to Section 3.6(D) of the Asset Purchase Agreement, the Seller and Shareholder agreed to execute a three year non-competition agreement in favor of Buyer;

         NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which is hereby acknowledged by all parties hereto, the parties hereto agree as follows:

         1. Each of Seller and Shareholder hereby covenants and agrees with Buyer that neither Seller, Shareholder, nor any Subsidiary of Seller or Shareholder will, between the Effective Date and the third anniversary of the Effective Date, engage in or carry on any business in New York, New Jersey, Delaware, Louisiana, California, Maryland, Georgia, Texas, Ohio, Connecticut, Pennsylvania and Massachusetts which would be in competition with the Business of Seller as such Business of Seller was conducted by Seller immediately prior to the Effective Date and had been conducted by Seller during the two years prior to the Effective Date.

         2. Each of Seller and Shareholder further covenants that until the third anniversary of the Effective Date, except as required by Law or Governmental Authority neither Seller, Shareholder, nor any Subsidiary of Seller or Shareholder will disclose any confidential information with respect to the Business of Seller without the prior written consent of Buyer.

         3. Neither Seller, Shareholder, nor any Subsidiary of Seller or Shareholder, shall, without first obtaining the permission of Buyer, directly or indirectly solicit for employment or employ from the Effective Date until the third anniversary of the Effective Date, any employees of Buyer or any of its Subsidiaries who are employees of Buyer or any of its Subsidiaries as of the Effective Date or who become employees after the Effective Date and prior to the third anniversary of the Effective Date.

         4. Although the parties have, in good faith, used their commercially reasonable efforts to make the provisions of this Agreement reasonable in substantive scope, geographic area and duration, and the parties do not anticipate or intend that a court of competent jurisdiction would find it necessary to reform any such provisions to make them reasonable in substantive scope, geographic area, duration or otherwise, the parties understand and agree that if a court of competent jurisdiction determines it necessary to reform the scope of this Agreement in order to make it reasonable in substantive scope, geographic area, duration or otherwise, with respect to any party, such provisions shall be considered to be divisible in all respects, and such lesser scope as any such court shall determine to be reasonable shall be effective, binding and enforceable against such party. Each of Seller and Shareholder acknowledges and agrees that the Buyer's damages in event of any breach or threatened breach of any applicable covenants set forth in this Agreement will be difficult to determine and that, without limiting any other right or remedy of the Buyer, Buyer shall be entitled to appropriate injunctive or equitable relief from a court of competent jurisdiction to prevent any breach or threatened breach.

         5. The parties hereto agree that the following terms used in this Agreement shall have the following definitions: (i) "Subsidiary" means any corporation or other entity which Seller or Shareholder, as appropriate, directly or through one or more intermediaries, controls, which for the purposes of this Agreement, shall be deemed to include any corporation or other entity in which Buyer, Seller or Shareholder or such intermediary (a) owns at least a majority of the outstanding voting securities or similar evidences of ownership or (b) has the contractual power to designate at least a majority of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions; (ii) "Business of Seller" means providing professional information technology services, including Internet and intranet consulting, network, design, and onsite support for customers located primarily in the northeastern United States; (iii) "Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority and (b) orders, decisions, injunctions, judgments, awards and decrees of, or agreements with, any Governmental Authority; and (iv) "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental authority, quasi-governmental authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof, any tribunal or arbitrator(s) of competent jurisdiction and any self-regulatory organization.

         6. This Agreement will be governed by and construed under the laws of the State of New Jersey without regard to the conflict-of-laws principles.

         7. This Agreement constitutes the entire agreement among the parties and supersedes all prior oral or written agreements, understandings, representations and warranties and courses of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, this Agreement may be amended, modified or waived only by a writing executed by all of the parties hereto.

         8. This Agreement may be executed by facsimile and in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement.

                                    * * * * *

         IN WITNESS THEREOF, the undersigned have executed this Agreement.

DELTA COMPUTEC INC., a New York corporation




By:  /s/ JOHN DEVITO
     -------------------------------------
Name: John DeVito
     -------------------------------------
Title: President
      ------------------------------------

NQL INC., a Delaware corporation



By:  /s/ MATTHEW C. HARRISON
     -------------------------------------
Name: Matthew C. Harrison
     -------------------------------------
Title: Authorized Representative
      ------------------------------------


VIEWCAST.COM, INC., a Delaware corporation



By:  /s/ LAURIE L. LATHAM
     -------------------------------------
Name: Laurie L. Latham
     -------------------------------------
Title: Chief Financial Officer
      ------------------------------------